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                                                                     EXHIBIT 4.1

                             COOPER INDUSTRIES, INC.
                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN


               ADOPTED BY THE BOARD OF DIRECTORS NOVEMBER 1, 1988
                   APPROVED BY THE SHAREHOLDERS APRIL 25, 1989
                           AMENDED AND RESTATED BY THE
                      BOARD OF DIRECTORS FEBRUARY 10, 1999


                               SECTION 1. PURPOSE

         The Cooper Industries, Inc. Employee Stock Purchase Plan (the "Plan") is designed to provide employees of Cooper Industries, Inc. (the "Company") and its subsidiaries with the opportunity to acquire shares of common stock of the Company ("Stock"), by granting options to such employees on such dates not later than July 1, 2003 (each such date is herein referred to as an "Offering Date") to be exercised on such dates, in each case not later than twenty-seven months after the related Offering Date (each such date of exercise is herein referred to as the "Exercise Date") as the Board of Directors of the Company (the "Board") may from time to time determine. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1954, as amended (the "Code").

                          SECTION 2. ELIGIBLE EMPLOYEES

         All persons who on an Offering Date are employees of the Company or of such of its subsidiary corporations (within the meaning of section 425(f) of the Code) as may be designated prior to such Offering Date by the Board ("Participating Subsidiaries") will be eligible to participate in the Plan except for:

         (a) directors of the Company or a Participating Subsidiary who are not employees;

         (b) employees who have been continuously employed for less than a period of time prior to the Offering Date established by the Board (but in no event shall such period be less than l0 days prior to such Offering Date);

         (c) employees whose customary employment is less than 20 hours per week or for not more than 5 months in any calendar year; and

         (d) any employee who, if granted an option under the Plan, would immediately after the option is granted own stock equal to 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of sections 423(b)(3) and 425(d) of the Code).


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                           SECTION 3. GRANT OF OPTIONS

         3.01. As of each Offering Date, each eligible employee shall be granted an option to purchase a maximum number of shares of Stock (increased by any fractional amount required to make a whole share), which number of shares, when multiplied by the option price described in Section 3.02(a), will most closely approximate a percentage fixed by the Board prior to such Offering Date of his base compensation for the period of the Offering, such compensation to be determined as of January 1 of the calendar year in which the Offering Date occurs, as follows:

         (a) the straight-time hourly wage rate of the employee in effect on January 1 of that calendar year (in the case of incentive employees, the average hourly earned rate for the first quarter of that calendar year) multiplied by 2,080 or by such number as the Board deems to constitute the number of straight-time hours in a normal work year for such employee;

         (b) the monthly salary of the employee in effect on January 1 of that calendar year multiplied by 12; or

         (c) if the Administrator believes that none of the amounts determined pursuant to the methods described in (a) and (b) above would properly reflect the employee's normal compensation for one year, such compensation determined in a manner the Administrator considers to be equitable.

         The percentage of compensation fixed by the Board shall in no event exceed 10% of the employee's annual base compensation for each 12 months of the period of the Offering. For example, the maximum percentage would be 10% of annual base compensation if the period of the Offering is 12 months, and the maximum percentage would be 20% of annual base compensation if the period of the Offering is 24 months.

         The number of shares as determined above is subject to possible adjustment as provided in Sections 3.03 and 5 below.

         3.02. The option price for all shares for which options are granted on an Offering Date will be an amount equal to 85% of the lesser of:

         (a) the mean between the high and low quoted selling prices of Stock on the New York Stock Exchange on the Offering Date, or if there is no such sale on the Offering Date, then on the most recent preceding day on which any such sale occurred; or

         (b) the mean between the high and low quoted selling prices of Stock on the New York Stock Exchange on the Exercise Date, or if there is no such sale on the Exercise Date, then on the most recent preceding day on which any such sale occurred.

         3.03. No employee may be granted an option which permits his rights to purchase stock


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under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at anytime (within the meaning of section 423(b)(8) of the Code).

         SECTION 4. ELECTIONS TO PURCHASE SHARES AND PAYROLL DEDUCTIONS

         Not later than 45 days after the Offering Date, an employee may elect to purchase all or part of the shares that he is entitled to purchase with respect to that Offering Date. Such election shall be made by the execution by the employee of an approved form authorizing uniform payroll deductions for the entire term of the offering, beginning on the first day of the second month following the Offering Date, in such amounts as will in the aggregate equal the total option price described in Section 3.02(a) of all shares that he has elected to purchase. The minimum payroll deduction shall be $10 per month. Any election to purchase may be changed or terminated as hereinafter set forth. With respect to shares as to which no election to purchase is made by the employee on or before 45 days after the Offering Date, the option granted to the employee on that Offering Date shall expire.

                       SECTION 5. NUMBER OF SHARES OFFERED

         5.01. The aggregate number of shares which may be issued under the Plan is 4,800,000(1) shares of Stock, which shares may be authorized but unissued shares or treasury shares, or both. The aggregate number of shares for which options are to be granted on each Offering Date shall be determined by the Board prior to such Offering Date. Should the total number of shares specified in all employees' initial elections to purchase as provided in Section 4 with respect to any Offering Date exceed the aggregate number of shares for which options are to be granted on that Offering Date, the Company will, on the Exercise Date, make a pro rata allocation in a uniform manner to all employees who have remained enrolled in the Plan through the Exercise Date of the aggregate number of shares for which options were to be granted on such Offering Date, the initial election to purchase of each such employee will be cancelled with respect to any shares in excess of the number of shares allocated to each such employee, written notice will be given to the employee that his election has become effective for a reduced number of shares and any excess funds in the employee's accumulated account will be refunded to him.

         5.02. The aggregate number of shares which may be issued under the Plan may be increased to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

         5.03. If, prior to the expiration of an option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock thereafter subject to such option (i) in the event of an increase in the number of outstanding shares shall be

--------
(1) Adjusted for two-for-one stock split effective March 20, 1989.



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proportionately increased, and the option price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the option price per share shall be proportionately increased.

         5.04. If (i) the Company is to be merged into or consolidated with one or more corporations and the Company is not to be the surviving corporation,
(ii) the Company is to be dissolved and liquidated, (iii) substantially all of the assets and business of the Company are to be sold, or (iv) there occurs a "change in control" of the Company, then the Board may, in its sole discretion, with respect to any or all options then outstanding under this Plan (a) at any time on or prior to the effective date of such merger, consolidation, dissolution and liquidation, or sale and at any time on or after a change in control cause the Exercise Date to be accelerated to a date fixed by the Board ("Acceleration Date") and permit an employee (or his legal representative) to make a lump-sum deposit prior to the Acceleration Date in lieu of the remaining payroll deductions or periodic payments which otherwise would have been made, and upon such Acceleration Date, cancel any unexercised options; or (b) at any time during the 20-day period ending on the effective date of such merger, consolidation, dissolution and liquidation or sale or during the 20-day period beginning on the date of a change in control or, if later, the date the Company has notice thereof, cancel any option in whole or in part by payment in cash to the employee of an amount equal to the excess, but only if the amount is positive, of the fair market value of the Company's Common Stock on the date of said cancellation over the option price per share times the number of shares covered by the option or portion thereof so cancelled. For purposes hereof, a "change in control of the Company" shall be deemed to have occurred if (i) any "person," as such term is used in sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 issued under the Exchange
Act), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least three-fourths thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         5.05 Any adjustment provided for in this Section 5 shall be subject to any required shareholder action. No adjustment shall be made if such adjustment would result in a modification of an option (within the meaning of section 425 of the Code), or cause such option to fall to continue to qualify as an option granted under an employee stock purchase plan (within the meaning of section 423 of the Code).

                         SECTION 6. APPLICATION OF FUNDS

         6.01 The Company will establish a stock purchase account for each employee who elects to purchase shares with respect to an Offering Date (an "Account"), to which all payroll deductions or cash payments of that employee with respect to the Offering Date will be credited. No interest will be credited to the Account.






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         6.02. Amounts credited to all Accounts will be under the control of the
Company, may be maintained or controlled as a single fund or account, and may be used for any corporate purpose. Amounts credited to Accounts for employees of Participating Subsidiaries will be remitted to the Company from time to time.
The amount credited to each Account as of the close of business on the respective Exercise Date for that Offering Date will be applied by the Company to the payment for the shares to be purchased by such employee on that Exercise Date. Any amount not used for this purpose shall be paid in cash to the employee and the option granted the employee on that Offering Date shall thereupon terminate.

         6.03. In the event that any law or regulation, in the opinion of counsel for the Company, may prohibit the handling or use of all or any part of the funds in the manner contemplated by the Plan, the Company may deal with such funds in any lawful manner it may deem advisable, including the deposit of any such funds in individual bank accounts opened for employees.

                   SECTION 7. CHANGES IN ELECTION TO PURCHASE

         At any time on or before the Exercise Date with respect to an Offering Date, an employee may give written notice that his payroll deductions with respect to such Offering Date shall thereafter be reduced or shall terminate (or, if periodic cash payments for shares are being made as permitted in Sections 9, 10 and 11, that such payments thereafter will be reduced or will terminate) and, as the case may be:

         (a) reduce the amount of his subsequent payroll deductions (or periodic cash payments) by such amounts as will, in the aggregate, be equal to a reduction of 25%, 50%, or 75% of the amount of his initial payroll deduction, in which event his election to purchase shall be reduced to the number of shares that may be purchased, at the option price described in Section 3.02(a), with the aggregate amount of the payroll deductions (or periodic cash payments) theretofore made and to be made thereafter;

         (b) terminate further payroll deductions (or periodic cash payments) and continue his election to purchase with respect to the number of shares that may be purchased, at the option price described in Section 3.02(a), with the amount then credited to his Account; or

         (c) withdraw the entire amount in his Account and terminate his election to purchase shares.

         Any such reduction, termination or withdrawal shall be irrevocable.

                      SECTION 8. TERMINATION OF EMPLOYMENT

         In the event that on or prior to the Exercise Date with respect to an Offering Date an employee leaves the employ of the Company or of a Participating Subsidiary otherwise than by





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retirement under a plan of the Company or such Participating Subsidiary or is discharged for cause, any election to purchase shares made by him with respect to that Offering Date shall terminate and any amount then credited to his Account shall be paid in cash to him. In the event that on or prior to the Exercise Date an employee leaves the employ of the Company in connection with the sale of a subsidiary, division or line of business of the Company, the Company may, in the discretion of the officer referred to in Section 14.01 hereof, terminate the election of such employee to purchase shares (refunding any amount credited to the employee's Account) or continue said election on any basis deemed appropriate by said officer, including the making of arrangements for continued payroll deductions by any successor employer willing to provide that service.

                              SECTION 9. RETIREMENT

         In the event an employee leaves the employ of the Company or of a Participating Subsidiary by retirement under a plan of the Company or the Participating Subsidiary:

         (a) at a time after an Offering Date but before payroll deductions have commenced with respect to that Offering Date, he may elect, not later than 45 days after such Offering Date, to purchase shares of Stock under the option granted to him on that Offering Date by executing an approved form undertaking to make periodic payments in cash on a monthly basis for the entire term of the Offering, beginning on the first day of the second month following such Offering Date, in amounts equal to the payroll deduction that he might have authorized if his employment had continued, or

         (b) at a time after he has made an election to purchase shares under an option granted to him and payroll deductions have commenced with respect to that election, he may continue his election to purchase shares by undertaking to make periodic cash payments in amounts equal to the payroll deductions previously authorized by him.

         An employee, in lieu of making periodic payments under the circumstances described in this Section 9, may elect to purchase (or continue his election to purchase) shares by making a single lump-sum payment in cash in an amount equal to the total of his future periodic payments. Such lump-sum payment may be made either (i) within 30 days after the employee's employment terminates, or (ii) in the case of an employee who has undertaken to make periodic cash payments, at any time when he is not in default on such payments.

            SECTION 10. LAYOFF, STRIKE OR AUTHORIZED LEAVE OF ABSENCE

         Payroll deductions for shares for which an election to purchase with respect to an Offering Date has been made will be suspended during any period of layoff, strike, or authorized leave of absence without pay of an employee and, in such case, if the employee so elects, periodic payments for such shares may be made by him in lieu thereof. If such an employee returns to active service prior to the last payroll deduction period preceding the Exercise Date with respect to that Offering Date, his payroll deductions will be resumed and, if the employee





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did not make periodic cash payments during his period of absence, he shall, by written notice within ten days after his return to active service, elect to either:

         (a) Make up any deficiency in his Account resulting from suspension of his payroll deductions by an immediate cash payment; or

         (b) not make up such deficiency, in which event the number of shares to be purchased by him with respect to that Offering Date shall be reduced to the number of whole shares that may be purchased, at the option price described in Section 3.02(a), with the amount then credited to his Account plus the aggregate amount, if any, of all payroll deductions with respect to that Offering Date to be made thereafter.

         An employee on layoff, strike, or authorized leave of absence without pay as of 15 days preceding such Exercise Date shall give written notice prior to such Exercise Date specifying his choice of one of the options described in
(a) or (b) above. If such an employee fails to give such notice, he shall be deemed to have elected the option provided in (b). If the period of an employee's layoff, strike or authorized leave of absence without pay shall terminate prior to such Exercise Date and the employee shall not promptly resume active employment, his election to purchase shares with respect to such Offering Date shall terminate and the amount then credited to his Account shall be paid in cash to him.

                                SECTION 11. DEATH

         In the event of the death of an employee while an election by him to purchase shares with respect to an Offering Date is in effect, the legal representative of such employee may, within 90 days after his death but not later than the Exercise Date with respect to such Offering Date, by written notice elect to either:

         (a) make up any deficiency in such employee's Account and (i) make periodic payments in cash for the remainder of the period ending on such Exercise Date in the amounts theretofore elected by the employee, or (ii) in lieu of such future periodic payments, make an immediate lump-sum payment in an amount equal to the total of such periodic payments; or

         (b) continue the employee's election to purchase with respect to such number of shares as may be purchased, at the option price described in
         Section 3.02(a), with the amount then credited to the employee's Account, and make no further payments; or

         (c) withdraw the entire amount in the employee's Account and terminate his election to purchase shares.

         In the event the legal representative of such an employee shall fail to give notice within the prescribed period, the employee's election to purchase shares shall terminate and the amount then credited to the employee's Account shall be paid in cash to such legal representative.





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                      SECTION 12. FAILURE TO MAKE PAYMENTS

         Under any of the circumstances contemplated by the Plan, where the purchase of shares with respect to an Offering Date is to be made through periodic or other cash payments in lieu of payroll deductions, the failure to make any such payment shall reduce, to the extent of the amount unpaid, the number of shares purchasable with respect to that Offering Date, determined by the option price described in Section 3.02(a).

                          SECTION 13. NONASSIGNABILITY

         No option granted under the Plan shall be transferable by the employee otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. Any purported assignment or transfer, whether voluntary or by operation of law (other than by will or the laws of descent and distribution) shall have the effect of terminating such option and the related election to purchase shares thereunder.

                           SECTION 14. ADMINISTRATION

         14.01. The Plan shall be administered at the Company's principal office in Houston, Texas by the officer of the Company designated by the Board as the person responsible for its administration and who is authorized to interpret the Plan and from time to time to adopt such rules and regulations, consistent with the provisions of the Plan, as may be deemed advisable to carry out the Plan. The decision of any designated officer shall be final and binding for all purposes with respect to any question arising under the Plan.

         14.02. Uniform policies shall be pursued in the administration of the Plan, and there shall be no discrimination among employees or groups of employees. The administration of the Plan shall include the authority, which shall be exercised without discrimination, to make exceptions (available on a uniform basis to all employees) to provisions of the Plan in the case of unusual circumstances where strict adherence to such provisions would work undue hardship. All eligible employees under the Plan shall have the same rights and privileges under the Plan with respect to the number of shares for which options may be granted as provided in Section 3.

         14.03. The Board shall have the right to amend, modify or terminate the Plan at any time without notice; provided, that no amendment, modification or termination may be made which would impair the rights of the employee in any option theretofore granted without the consent of such employee; and provided, further, that the Board may not make any alteration or amendment to the Plan which would increase the aggregate number of shares that may be issued under the Plan (other than an increase pursuant to Section 5.02 of the Plan) or change the group from among which Participating Subsidiaries may be designated.



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                         SECTION 15. TERMINATION OF PLAN

         The period for payroll deductions or cash payments with respect to any Offering Date may not be extended beyond the Exercise Date for such Offering Date. If not sooner terminated by the Board, the Plan will terminate following the delivery to employees, as soon as practicable after the Exercise Date with respect to the last Offering Date, of stock certificates for all shares purchased and the repayment to them of all funds not used for the purchase of shares on that Exercise Date.

                              SECTION 16. HOLIDAYS

         In the event any date specified in the Plan falls on a day other than a business day of the Company at its principal office in Houston, Texas, such date shall be deemed to refer to the nearest preceding business day.

                        SECTION 17. LIENS NOT AUTHORIZED

         There is no provision in the Plan, or in any contract in connection therewith, whereby any person has or may create a lien on any funds, securities or other property held under the Plan.

                        SECTION 18. SHAREHOLDER APPROVAL

         In the event this Plan has not been approved by the shareholders of the Company at the time any option is granted hereunder, said option shall be subject to and contingent upon shareholder approval. If the shareholders fail to approve the Plan, no options granted hereunder will be available for exercise.




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